NORTHSTAR REALTY FINANCE
MODIFIES THIRD QUARTER RESULTS

NEW YORK, NY, November 14, 2005 – NorthStar Realty Finance Corp. (NYSE: NRF) today announced modifications to its previously issued results for the quarter ended September 30, 2005, as a result of an adjustment to a non-cash, unrealized loss. The Company revised Adjusted Funds from Operations (AFFO) from $7,858,000 in the third quarter of 2005, or $0.29 per share, to $7,621,000, or $0.28 per share. Net income for the third quarter of 2005 was revised from $4,804,000, or $0.23 per share, to $4,616,000, or $0.22 per share. For a reconciliation of net income to AFFO, please refer to the tables on the following pages.

As the Company previously communicated, its third quarter results, which now exclude $0.04 per share of certain realized and unrealized gains rather than the previously reported $0.05 per share of certain realized and unrealized gains, reflect the investment of approximately $250 million on a weighted average basis during the third quarter.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is an internally managed REIT that makes investments in commercial real estate debt, real estate securities and net lease properties. For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp. and NorthStar Realty Finance Corp. Predecessor
Condensed Consolidated and Combined Statements of Operations
(unaudited)

Northstar Realty Finance Corp. Predecessor Condensed Consolidated and Combined Statements of Operations
	The Company	The Predecessor(1)	The Company	The Predecessor(1)
	Three Months Ended September 30,		Nine Months Ended September 30
	2005	2004	2005	2004
Revenues and other income:
Rent and escalation income	$2,983,000	$—	$7,857,000	$—
Advisory and management fee income	21,000	57,000	92,000	165,000
Advisory and management fee income - related parties	1,162,000	952,000	3,233,000	2,134,000
Interest income -debt securities	11,657,000	22,000	26,770,000	22,000
Interest income -debt securities - related party	1,824,000	906,000	5,128,000	1,469,000
Other revenue	2,000	—	7,000	—
Total revenues	17,649,000	1,937,000	43,087,000	3,790,000
Expenses:
Real estate properties - operating expenses	586,000	—	1,722,000	—
Interest expense	8,812,000	201,000	21,126,000	201,000
Management fees - related party	24,000	—	67,000	—
General & Administrative:
Direct:
Salaries and other compensation	1,395,000	238,000	3,934,000	838,000
Shared Services-related party	344,000	—	1,030,000	—
Equity based compensation	740,000	—	2,499,000	—
Insurance	257,000	—	687,000	—
Accounting and auditing fees	133,000	—	1,362,000	—
Other general and administrative	735,000	46,000	2,665,000	147,000
Allocated:
Salaries and other compensation	—	1,520,000	—	2,764,000
Insurance	—	90,000	—	285,000
Other general and administrative	—	323,000	—	845,000
Total general and administrative	3,604,000	2,217,000	12,177,000	4,879,000
Depreciation and amortization	1,080,000	—	2,833,000	—
Total expenses	14,106,000	2,418,000	37,925,000	5,080,000
Income (loss) from operations	3,543,000	(481,000)	5,162,000	(1,290,000)
Equity in earnings of unconsolidated/uncombined ventures	61,000	487,000	167,000	1,351,000
Unrealized gain (loss) on investments and other	414,000	(292,000)	963,000	425,000
Realized gain (loss) on investments and other	1,661,000	636,000	2,162,000	636,000
Income (loss) before minority interests and discontinued operations	5,679,000	350,000	8,454,000	1,122,000
Minority interest	(1,171,000)	—	(1,743,000)	—
Net income (loss) from continuing operations	4,508,000	350,000	6,711,000	1,122,000
Income (loss) from discontinued operations, net of minority interest	108,000	—	153,000	—
Gain on sale of discontinued operations, net of minority interest	—	—	8,630,000	—
Net income (loss)	$4,616,000	$350,000	$15,494,000	$1,122,000
Earnings per share
Net income (loss) from continuing operations before discontinued operations	$0.21		$0.32
Income (loss) from discontinued operations	0.01		0.01
Gain on sale of discontinued operations	—		0.41
Net income available to common shareholders	$0.22		$0.74
Weighted average number of shares of common stock outstanding
Basic	21,264,930		21,255,190
Diluted	26,790,161		26,774,300

1)	The results of operations for the nine and three ended September 30, 2004 represent the results of the Company's predecessor, a combination of certain controlling and non-controlling interests in real estate-related entities that represent the initial portfolio of assets contributed to the Company by certain subsidiaries of NorthStar Capital Investment Corp. on October 29, 2004. Management does not believe that the results of operations of the Company's predecessor are indicative of its results as a separate operating entity subsequent to the closing of its IPO.

Northstar Realty Finance Corp. Condensed Consolidated Balance Sheets
	September 30, 2005	December 31, 2004
Assets:
Cash and cash equivalents	$20,524,000	$47,733,000
Restricted cash	10,250,000	2,713,000
Debt securities held for trading	33,022,000	826,611,000
Operating real estate -net	138,504,000	43,544,000
Debt securities available for sale	179,933,000	37,692,000
CDO deposit and warehouse agreements	2,500,000	2,988,000
Collateral held by broker	26,878,000	24,831,000
Subordinate real estate debt investments	524,716,000	70,841,000
Investment in common securities	2,020,000	—
Investments in and advances to uncombined ventures	2,212,000	5,363,000
Deferred costs and intangible assets, net	31,470,000	4,233,000
Assets held for sale	21,040,000	—
Other assets	8,856,000	11,801,000
Total assets	$1,001,925,000	$1,078,350,000
	—
Liabilities:	—
Mortgage notes and loans payable	$137,400,000	$40,557,000
Liability to subsidiary trusts issuing preferred securities	67,020,000	—
Credit facility	204,804,000	27,821,000
Repurchase obligations	58,302,000	800,418,000
CDO Bonds payable	300,000,000	—
Securities sold, not yet purchased	24,790,000	24,114,000
Obligations under capital leases	3,356,000	3,303,000
Accounts payable and accrued expenses	7,029,000	5,603,000
Due to affiliates	70,000	250,000
Other liabilities	2,637,000	528,000
Total liabilities	805,408,000	902,594,000
	—
Minority interest	38,461,000	32,447,000

Commitments and contingencies	—	—
Stockholders' equity	158,056,000	143,309,000
Total stockholder' equity	158,056,000	143,309,000
	—
Total liabilities and stockholders' equity	$1,001,925,000	$1,078,350,000

Northstar Realty Finance Corp. and Northstar Realty Finance Corp. Predecessor Reconciliation of Net income to Funds from Operations and Adjusted Funds from Operations
The following is a reconciliation of net income to FFO and AFFO and illustrates the difference in this measure of operating performance
	The Company	The Predecessor	The Company	The Predecessor
	Three Months Ended September 30,		Nine Months Ended September 30
	2005	2004	2005	2004
Funds from Operations:
Income before minority interests	$5,679,000	$350,000	$8,454,000	$1,122,000
Adjustments:
Depreciation and amortization	1,080,000		2,833,000
Funds from discontinued operations	136,000		509,000
Real estate depreciation and amortization – unconsolidated ventures	—	489,000	—	1,461,000
Funds from Operations (FFO)	$6,895,000	$839,000	$11,796,000	$2,583,000
Adjusted Funds from Operations:
Funds from Operations (FFO)	$6,895,000	$839,000	$11,796,000	$2,583,000
Straightline rental income, net	(13,000)	(233,000)	(47,000)	(715,000)
Straightline rental income - discontinued operations	—	—	(290,000)	—
Amortization of fair market rental adjustment (FAS 141)	(1,000)	—	(4,000)	—
Amortization of deferred compensation	740,000	—	2,499,000	—
Adjusted funds from operations (AFFO)	$7,621,000	$(606,000)	$13,954,000	$1,868,000
FFO Per Share of Common Stock	$0.26		$0.44
AFFO per Share of Common Stock	$0.28		$0.52

Non-GAAP Financial Measures

Included in this press release are certain "non-GAAP financial measures," which are measures of the Company's historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations, and (ii) Adjusted Funds From Operations. The following discussion defines these terms, which the Company believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that FFO and AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. We calculate AFFO by subtracting from (or adding) to FFO:

•	normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain our properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•	an adjustment to reverse the effects of straight-lining of rents and fair value lease revenue under FAS 141; and

•	the amortization or accrual of various deferred costs including intangible assets and equity based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, may not be comparable to such other REITs.

We believe that FFO and AFFO are additional appropriate measures of our operating performance because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses, such as real estate depreciation, which assumes that the value of real estate assets diminishes predictably over time. Since FFO is generally recognized as industry standards for measuring the operating performance of an equity REIT, we also believe that FFO provides investors with an additional useful measure to compare our financial performance to other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

The Company urges investors to carefully review the GAAP financial information included as part of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty's expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty's SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:
Investor Relations
(800) 684-8879